EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2026 First Quarter Results
Effingham, IL, April 23, 2026 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income available to common shareholders of $16.2 million, or $0.74 per diluted share, for the first quarter of 2026, compared to a net loss available to common shareholders of $5.1 million, or $0.24 per diluted share, for the fourth quarter of 2025. This also compares to a net loss of $143.2 million, or $6.58 per diluted share, for the first quarter of 2025.
Financial results for the first quarter of 2026 included $2.1 million of gains from the sale of the Company’s residential servicing portfolio and a portion of the Company’s commercial servicing portfolio, losses of $1.7 million from the sale of investment securities and a loss of $1.7 million related to our limited partnership investments.

Financial results for the fourth quarter of 2025 included a loss of $21.4 million from the sale of substantially all of the Company’s equipment finance portfolio, in addition to a $1.6 million loss on the sale of a small consumer loan portfolio.
Financial results for the first quarter of 2025 included goodwill impairment expense of $154.0 million.
2026 First Quarter Results
•Net income available to common shareholders of $16.2 million, or $0.74 per diluted share; Adjusted earnings available to common shareholders of $17.2 million, or $0.79 per diluted share
•Adjusted pre-provision net revenue of $30.5 million, or $1.43 per diluted share, compared to $31.6 million, or $1.44 per diluted share, for the fourth quarter of 2025
•Net interest margin of 3.91% compared to 3.74% in the prior quarter
•Community Bank loan portfolio increased $68.8 million, or 8.3% annualized, compared to prior quarter. Total loans decreased $13.4 million, primarily due to anticipated runoff within our specialty finance and non-core portfolios
•Total capital to risk-weighted assets of 15.27% and common equity tier 1 capital of 9.98%
•Ratio of nonperforming assets to total assets of 0.91%, a decrease of 10 basis points from the prior quarter
•Provision for credit losses on loans was $5.4 million for the first quarter of 2026, compared to $11.8 million for the fourth quarter of 2025
Discussion of Outlook; President & Chief Executive Officer, Jeffrey G. Ludwig:
“We delivered a solid start to 2026, reflecting the actions taken throughout 2025 to strengthen credit quality and reduce portfolio risk. Credit metrics continued to improve, with non-performing assets declining and trending toward our 0.75% target, while profitability returned to normalized levels. As a result, we generated earnings of $0.74 per share and a return on average assets of 1.16%.

“Our capital position continued to strengthen, with the common equity tier 1 ratio increasing to 9.98%, approaching our 10% target. We remained disciplined in our capital allocation, repurchasing $7.8 million of common stock during the quarter while continuing to invest in our core businesses. Net interest margin expanded meaningfully, driven primarily by lower funding costs.

“Growth in our Community Bank remains a key priority for 2026, with loan growth supported by strong client relationships, while non-core portfolios continued to run off as planned. Our wealth management business delivered another solid quarter. We are encouraged by the momentum entering 2026, and we see opportunities to further improve efficiency in the Company as the year progresses.”

Financial Highlights and Key Performance Indicators

	As of and for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Return on average assets (annualized)	1.16%	(0.17)%	0.43%	0.67%	(7.66)%
Adjusted pre-provision net revenue to average assets (1)	1.91%	1.86%	1.81%	1.86%	1.50%
Net interest margin (annualized)	3.91%	3.74%	3.79%	3.56%	3.49%
Efficiency ratio (1)	62.17%	63.01%	61.01%	59.85%	63.77%
Noninterest expense to average assets	3.16%	4.54%	2.86%	2.80%	11.02%
Net charge-offs to average loans (annualized)	0.64%	3.69%	0.99%	2.34%	1.35%
Tangible book value per share at period end (1)	$20.77	$20.70	$21.16	$20.68	$20.54
Diluted earnings (loss) per common share	$0.74	$(0.24)	$0.24	$0.44	$(6.58)
Common shares outstanding at period end	20,813,975	21,169,854	21,543,557	21,515,138	21,503,036
Trust assets under administration	$4,474,234	$4,478,999	$4,363,756	$4,181,180	$4,101,414
(1) Non-GAAP financial measures. Refer to pages 11-12 for a reconciliation to the comparable GAAP financial measures.
Key Points for First Quarter and Outlook
Solid Growth Trends in Community Bank & Wealth Management

•Total loans at March 31, 2026 were $4.34 billion, a decrease of $13.4 million from December 31, 2025. Key changes in the loan portfolio were as follows:

◦Community Bank balances increased $68.8 million, or 2.1%. We originated $130 million of new loans during the first quarter of 2026, down from $180 million in the fourth quarter of 2025, primarily reflecting typical seasonal softness at the start of the year. First quarter production benefited from ongoing expansion of full-relationship commercial clients.

◦Specialty finance loans decreased $54.7 million to $613.5 million from December 31, 2025.

◦Non-core loans, which include our third party lending and servicing programs and remaining equipment finance portfolio, decreased $27.5 million to $328.1 million from December 31, 2025.

•Total deposits were $5.44 billion at March 31, 2026, an increase of $15.7 million from December 31, 2025. Key changes in deposits were as follows:

◦Retail deposits increased $81.6 million driven primarily by growth in existing consumer and small business customer relationships and growth in new accounts as a result of targeted initiatives.

◦Deposits among wealth management clients declined $22.8 million, reflecting normal fluctuations in client cash balances. Servicing deposits decreased $20.0 million due to the sales of the residential servicing portfolio and a portion of the commercial servicing portfolio.

◦Higher-cost brokered deposits decreased $17.2 million.

•Wealth Management revenue totaled $8.2 million in the first quarter of 2026, which was relatively stable compared to the prior quarter. Assets under administration were $4.47 billion at March 31, 2026, compared to $4.48 billion at December 31, 2025. Market volatility experienced at the end of the first quarter had a limited effect on our results.

•Net interest margin was 3.91%, up 17 basis points compared to the fourth quarter of 2025, driven primarily by a continued decline in funding costs. The cost of deposits decreased 14 basis points to 1.81% in the first quarter of 2026, reflecting the ongoing impact of Federal Reserve rate cuts that began in late 2024. Margin expansion also benefited from a modest 2 basis point increase in loan yields and a favorable shift in the investment securities mix.

The following table presents the Company’s net interest margin for the first quarter of 2026 compared to the fourth quarter of 2025 and the first quarter of 2025.

	For the Three Months Ended
(dollars in thousands)	March 31, 2026			December 31, 2025			March 31, 2025
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$89,412	$809	3.67%	$81,080	$802	3.92%	$68,671	$718	4.24%
Investment securities (1)	1,592,433	18,702	4.76	1,457,778	16,807	4.57	1,311,887	15,517	4.80
Loans (1)(2)	4,254,321	66,044	6.30	4,671,538	73,889	6.28	5,057,394	78,118	6.26
Loans held for sale	6,892	102	6.01	11,035	145	5.21	326,348	4,563	5.67
Nonmarketable equity securities	31,547	583	7.50	36,053	673	7.41	35,614	647	7.37
Total interest-earning assets	5,974,605	86,240	5.85	6,257,484	92,316	5.85	6,799,914	99,563	5.94
Noninterest-earning assets	496,233			486,216			667,940
Total assets	$6,470,838			$6,743,700			$7,467,854

Interest-Bearing Liabilities
Interest-bearing deposits	$4,430,873	$24,203	2.22%	$4,501,366	$27,147	2.39%	$5,074,007	$34,615	2.77%
Short-term borrowings	33,236	231	2.82	110,069	1,035	3.73	73,767	700	3.85
FHLB advances & other borrowings	273,444	2,670	3.96	359,380	3,648	4.03	299,578	3,163	4.28
Subordinated debt	27,022	380	5.70	27,017	380	5.58	77,752	1,387	7.23
Trust preferred debentures	51,948	1,121	8.75	51,771	1,183	9.07	51,283	1,200	9.49
Total interest-bearing liabilities	4,816,523	28,605	2.41	5,049,603	33,393	2.62	5,576,387	41,065	2.99
Noninterest-bearing deposits	996,926			1,015,629			1,052,181
Other noninterest-bearing liabilities	87,907			95,770			123,613
Shareholders’ equity	569,482			582,698			715,673
Total liabilities and shareholders’ equity	$6,470,838			$6,743,700			$7,467,854

Net Interest Margin		$57,635	3.91%		$58,923	3.74%		$58,498	3.49%

Cost of Deposits			1.81%			1.95%			2.29%
(1)Interest income and average rates for tax-exempt loans and investment securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.2 million for each of the three months ended March 31, 2026, December 31, 2025 and March 31, 2025.
(2)Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
Trends in Noninterest Income and Expense
•Noninterest income was $22.1 million for the first quarter of 2026 compared to $26.9 million for the fourth quarter of 2025. Noninterest income for the first quarter of 2026 included $2.1 million of gains from the sale of the Company’s residential servicing portfolio and a portion of the Company’s commercial servicing portfolio, losses of $1.7 million from the sale of investment securities, and a $1.7 million loss related to our limited partnership investments. Additionally, the first quarter of 2026 included credit enhancement income of $3.4 million while the fourth quarter of 2025 included $6.6 million of additional credit enhancement income driven by contractual changes in our third-party lending and servicing arrangement.

•Noninterest expense was $50.4 million for the first quarter of 2026 compared to $77.2 million for the fourth quarter of 2025, which included $23.0 million of losses on the sale of loans.

•Income tax expense was $5.6 million for the first quarter of 2026, compared to an income tax benefit of $0.4 million for the fourth quarter of 2025 and income tax expense of $3.2 million for the first quarter of 2025. The resulting effective tax rates were 23.4%, 11.1% and 19.6%, respectively. The lower effective tax rate for the fourth quarter of 2025 reflected the loss on the sale of substantially all of our equipment finance portfolio; the effective tax rate for the first quarter of 2025 was not affected by the goodwill impairment, which was not deductible for tax purposes. We currently expect our effective tax rate to be approximately 22% - 23% for the full year, subject to changes in earnings mix, state tax legislation and other factors.

Improving Credit Quality
•Nonperforming loans decreased to $58.8 million, or 1.36% of total loans, at March 31, 2026, compared to $65.5 million, or 1.50% of total loans, at December 31, 2025, while loans 30-89 days past due increased to $20.3 million, or 0.47% of total loans, at March 31, 2026.

•Provision for credit losses on loans was $5.4 million for the first quarter of 2026.

•Net charge-offs were $6.7 million for the first quarter of 2026, which included a $2.6 million charge-off related to a nonperforming commercial real estate loan that moved to held for sale during the quarter and $2.1 million of fully reimbursed charge-offs related to our third-party lending portfolio.

•Allowance for credit losses on loans was $67.9 million, or 1.56% of total loans, at March 31, 2026, compared to an allowance of $69.2 million, or 1.59% of total loans, at December 31, 2025.

The table below summarizes certain information regarding the Company’s loan portfolio asset quality for the periods presented.

	As of and for the Three Months Ended
(dollars in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Asset Quality
Loans 30-89 days past due	$20,266	$17,079	$26,019	$40,959	$48,221
Nonperforming loans	58,791	65,483	68,703	80,112	145,690
Nonperforming assets	59,305	66,089	70,369	81,775	151,264
Substandard accruing loans	91,963	76,000	78,901	58,478	77,620
Net charge-offs	6,747	43,492	12,309	29,855	16,878
Loans 30-89 days past due to total loans	0.47%	0.39%	0.53%	0.81%	0.96%
Nonperforming loans to total loans	1.36%	1.50%	1.41%	1.59%	2.90%
Nonperforming assets to total assets	0.91%	1.01%	1.02%	1.15%	2.08%
Allowance for credit losses to total loans	1.56%	1.59%	2.07%	1.84%	2.10%
Allowance for credit losses to nonperforming loans	115.45%	105.71%	146.84%	115.70%	72.19%
Net charge-offs to average loans (annualized)	0.64%	3.69%	0.99%	2.34%	1.35%

Capital
As previously announced, the Company’s board of directors authorized a new share repurchase program, pursuant to which the Company is authorized to repurchase up to $25.0 million of its common stock through November 2, 2026. During the first quarter of 2026, the Company repurchased $7.8 million of its common stock (365,507 shares of its common stock at a weighted average price of $21.47), resulting in approximately $7.6 million in remaining repurchase authority under the program.

The Company and Midland States Bank exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	As of March 31, 2026
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	14.42%	15.27%	10.50%
Tier 1 capital to risk-weighted assets	13.17%	13.48%	8.50%
Common equity Tier 1 capital to risk-weighted assets	13.17%	9.98%	7.00%
Tier 1 leverage ratio	10.10%	10.35%	4.00%
Tangible common equity to tangible assets (1)	N/A	6.62%	N/A

	As of December 31, 2025
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	14.27%	15.16%	10.50%
Tier 1 capital to risk-weighted assets	13.02%	13.37%	8.50%
Common equity Tier 1 capital to risk-weighted assets	13.02%	9.89%	7.00%
Tier 1 leverage ratio	9.63%	9.90%	4.00%
Tangible common equity to tangible assets (1)	N/A	6.74%	N/A

(1) A non-GAAP financial measure. Refer to pages 11-12 for a reconciliation to the comparable GAAP financial measure.
(2) Includes the capital conservation buffer of 2.5%, as applicable.

About Midland States Bancorp, Inc.
Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of March 31, 2026, the Company had total assets of approximately $6.55 billion, and its Wealth Management Group had assets under administration of approximately $4.47 billion. The Company provides a full range of commercial and consumer banking products and services, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.
These non-GAAP financial measures include “Adjusted pre-provision net revenue,” “Adjusted pre-provision net revenue per diluted share,” “Adjusted pre-provision net revenue to average assets,” “Adjusted earnings,” “Adjusted earnings available to common shareholders,” “Adjusted diluted earnings per common share,” “Efficiency ratio,” “Tangible common equity to tangible assets,” and “Tangible book value per share.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, the measures in this press release may not be comparable to other similarly titled measures as presented by other companies.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels, including currently anticipated levels of noninterest income and operating expenses. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions; the impact of federal trade policy, inflation, deposit volatility and potential regulatory developments; the performance of our loan portfolio and our ability to manage credit risk; changes in the financial markets; the effects of armed conflict, including the scope and duration of disruptions in global energy markets relating to war in Iran; changes in the business environment resulting from the adoption of artificial intelligence, including fraud and cybersecurity risk; operational risks, including with respect to fraud and information technology; changes in business plans as circumstances warrant; changes to U.S. and state tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission, including the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated herein by reference. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," “should,” "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," “outlook,” “trends,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Claire A. Stack, Interim Chief Financial Officer, at cstack@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Assets
Cash and cash equivalents	$113,658	$127,811	$166,147	$176,587	$102,006
Investment securities	1,596,220	1,527,236	1,383,121	1,354,652	1,368,405
Loans	4,338,573	4,352,004	4,867,587	5,035,295	5,018,053
Allowance for credit losses on loans	(67,875)	(69,219)	(100,886)	(92,690)	(105,176)
Total loans, net	4,270,698	4,282,785	4,766,701	4,942,605	4,912,877
Loans held for sale	6,709	7,781	7,535	37,299	287,821
Premises and equipment, net	84,169	85,134	86,005	86,240	86,719
Other real estate owned	514	606	393	393	4,183
Loan servicing rights, at lower of cost or fair value	11,688	11,932	16,165	16,720	17,278
Goodwill	7,927	7,927	7,927	7,927	7,927
Other intangible assets, net	8,159	8,876	9,619	10,362	11,189
Company-owned life insurance	220,630	218,554	216,494	214,392	212,336
Credit enhancement asset	13,476	12,557	5,765	5,800	5,615
Other assets	214,115	222,221	245,643	254,901	268,448
Total assets	$6,547,963	$6,513,420	$6,911,515	$7,107,878	$7,284,804

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,013,808	$1,040,411	$1,015,930	$1,074,212	$1,090,707
Interest-bearing deposits	4,426,259	4,383,968	4,588,895	4,872,707	4,845,727
Total deposits	5,440,067	5,424,379	5,604,825	5,946,919	5,936,434
Short-term borrowings	153,425	60,181	146,766	8,654	40,224
FHLB advances and other borrowings	238,000	293,000	373,000	345,000	498,000
Subordinated debt	27,024	27,019	27,014	77,759	77,754
Trust preferred debentures	52,035	51,857	51,684	51,518	51,358
Other liabilities	78,458	91,485	124,225	104,323	109,597
Total liabilities	5,989,009	5,947,921	6,327,514	6,534,173	6,713,367
Total shareholders’ equity	558,954	565,499	584,001	573,705	571,437
Total liabilities and shareholders’ equity	$6,547,963	$6,513,420	$6,911,515	$7,107,878	$7,284,804

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2026	2025	2025	2025	2025
Net interest income:
Interest income	$86,022	$92,095	$98,493	$97,924	$99,355
Interest expense	28,605	33,393	37,376	39,229	41,065
Net interest income	57,417	58,702	61,117	58,695	58,290
Provision for credit losses:
Provision for credit losses on loans	5,403	11,825	20,505	17,369	10,850
Recapture of credit losses on unfunded commitments	(400)	(200)	(500)	—	—
Total provision for credit losses	5,003	11,625	20,005	17,369	10,850
Net interest income after provision for credit losses	52,414	47,077	41,112	41,326	47,440
Noninterest income:
Wealth management revenue	8,248	8,272	8,018	7,379	7,350
Service charges on deposit accounts	3,355	3,573	3,598	3,351	3,305
Interchange revenue	3,528	3,437	3,445	3,463	3,151
Residential mortgage banking revenue	626	690	735	756	676
Income on company-owned life insurance	2,076	2,060	2,102	2,068	2,334
Gain (loss) on sales of investment securities, net	(1,731)	—	14	—	—
Credit enhancement income (loss)	3,360	6,876	(242)	3,848	(578)
Other income	2,660	1,959	2,346	2,669	1,525
Total noninterest income	22,122	26,867	20,016	23,534	17,763
Noninterest expense:
Salaries and employee benefits	26,157	25,906	26,393	25,685	26,416
Occupancy and equipment	4,535	4,353	4,206	4,166	4,498
Data processing	7,065	6,834	7,186	7,035	6,919
Professional services	2,242	2,321	2,017	2,792	2,741
Impairment on goodwill	—	—	—	—	153,977
Amortization of intangible assets	717	743	743	827	911
Loss on sale of loan portfolios	—	23,051	—	—	—
Impairment on leased assets and surrendered assets	—	684	—	—	—
FDIC insurance	529	3,739	1,512	1,422	1,463
Other expense	9,179	9,561	7,757	8,065	6,080
Total noninterest expense	50,424	77,192	49,814	49,992	203,005
Income (loss) before income taxes	24,112	(3,248)	11,314	14,868	(137,802)
Income tax expense (benefit)	5,649	(360)	3,757	2,844	3,172
Net income (loss)	18,463	(2,888)	7,557	12,024	(140,974)
Preferred stock dividends	2,228	2,228	2,229	2,228	2,228
Net income (loss) available to common shareholders	$16,235	$(5,116)	$5,328	$9,796	$(143,202)

Basic earnings (loss) per common share	$0.74	$(0.24)	$0.24	$0.44	$(6.58)
Diluted earnings (loss) per common share	$0.74	$(0.24)	$0.24	$0.44	$(6.58)
Weighted average common shares outstanding	21,301,246	21,854,033	21,863,911	21,820,190	21,795,570
Weighted average diluted common shares outstanding	21,301,246	21,854,033	21,863,911	21,820,190	21,795,570

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)(continued)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Loan Portfolio Mix
Commercial loans	$1,216,511	$1,178,521	$1,476,533	$1,544,386	$1,269,562
Equipment finance leases	43,803	50,981	310,983	347,155	373,168
Total commercial loans and leases	1,260,314	1,229,502	1,787,516	1,891,541	1,642,730
Commercial real estate	2,322,198	2,342,664	2,336,661	2,383,361	2,592,325
Construction and land development	276,469	286,140	260,073	258,729	264,966
Residential real estate	344,511	349,623	353,475	361,261	373,095
Consumer	135,081	144,075	129,862	140,403	144,937
Total loans	$4,338,573	$4,352,004	$4,867,587	$5,035,295	$5,018,053

Loan Portfolio Segment
Regions
Eastern	$989,596	$972,031	$927,977	$897,348	$897,792
Northern	758,815	711,702	724,695	753,590	747,028
Southern	713,592	729,368	725,892	778,124	711,787
St. Louis	934,974	915,126	896,005	884,685	902,743
Total Community Bank	3,396,977	3,328,227	3,274,569	3,313,747	3,259,350
Specialty finance	613,514	668,183	642,167	670,566	867,918
Non-core loan program and other (1)	328,082	355,594	950,851	1,050,982	890,785
Total loans	$4,338,573	$4,352,004	$4,867,587	$5,035,295	$5,018,053

Deposit Portfolio Mix
Noninterest-bearing demand	$1,013,808	$1,040,411	$1,015,930	$1,074,212	$1,090,707
Interest-bearing:
Checking	1,886,212	1,855,215	1,996,501	2,180,717	2,161,282
Money market	1,295,781	1,248,942	1,240,885	1,216,357	1,154,403
Savings	495,899	487,742	486,953	511,470	522,663
Time	723,055	748,942	804,740	818,813	818,732
Brokered time	25,312	43,127	59,816	145,350	188,647
Total deposits	$5,440,067	$5,424,379	$5,604,825	$5,946,919	$5,936,434

Deposit Portfolio by Channel
Retail	$2,904,695	$2,823,064	$2,791,085	$2,811,838	$2,846,494
Commercial	1,209,210	1,193,637	1,248,445	1,145,369	1,074,837
Public Funds	455,982	473,381	605,474	618,172	490,374
Wealth & Trust	242,977	265,747	263,765	304,626	301,251
Servicing	478,496	498,496	498,892	785,659	842,567
Brokered Deposits	125,949	143,192	167,228	248,707	358,063
Other	22,758	26,862	29,936	32,548	22,848
Total deposits	$5,440,067	$5,424,379	$5,604,825	$5,946,919	$5,936,434
(1) Non-core loan programs refer to loan portfolios originated through third parties or capital markets, including loans to finance the sale of the GreenSky portfolio, and equipment financing loans and leases.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2026	2025	2025	2025	2025
Income (loss) before income tax expense (benefit) - GAAP	$24,112	$(3,248)	$11,314	$14,868	$(137,802)
Adjustments to noninterest income:
(Gain) loss on sales of investment securities, net	1,731	—	(14)	—	—
Gain on sale of mortgage servicing rights	(2,077)	—	—	—	—
Loss on limited partnership investments	1,689	134	315	1,028	620
Total adjustments to noninterest income	1,343	134	301	1,028	620
Adjustments to noninterest expense:
Loss on sale of loan portfolios	—	(23,051)	—	—	—
Impairment on goodwill	—	—	—	—	(153,977)
Total adjustments to noninterest expense	—	(23,051)	—	—	(153,977)
Adjusted earnings pre-tax - non-GAAP	25,455	19,937	11,615	15,896	16,795
Adjusted earnings tax expense	6,002	5,726	3,836	3,114	3,335
Adjusted earnings - non-GAAP	19,453	14,211	7,779	12,782	13,460
Preferred stock dividends	2,228	2,228	2,229	2,228	2,228
Adjusted earnings available to common shareholders	$17,225	$11,983	$5,550	$10,554	$11,232
Adjusted diluted earnings per common share	$0.79	$0.54	$0.25	$0.48	$0.51

Adjusted Pre-Provision Net Revenue Reconciliation

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Adjusted earnings pre-tax - non-GAAP	$25,455	$19,937	$11,615	$15,896	$16,795
Provision for credit losses	5,003	11,625	20,005	17,369	10,850
Adjusted pre-provision net revenue	$30,458	$31,562	$31,620	$33,265	$27,645
Adjusted pre-provision net revenue per diluted share	$1.43	$1.44	$1.45	$1.52	$1.27
Adjusted pre-provision net revenue to average assets	1.91%	1.86%	1.81%	1.86%	1.50%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Efficiency Ratio Reconciliation

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2026	2025	2025	2025	2025
Noninterest expense - GAAP	$50,424	$77,192	$49,814	$49,992	$203,005
Loss on sale of loan portfolios	—	(23,051)	—	—	—
Impairment on goodwill	—	—	—	—	(153,977)
Adjusted noninterest expense	$50,424	$54,141	$49,814	$49,992	$49,028

Net interest income - GAAP	$57,417	$58,702	$61,117	$58,695	$58,290
Effect of tax-exempt income	218	221	209	267	208
Adjusted net interest income	57,635	58,923	61,326	58,962	58,498

Noninterest income - GAAP	22,122	26,867	20,016	23,534	17,763
(Gain) loss on sales of investment securities, net	1,731	—	(14)	—	—
Gain on sale of mortgage servicing rights	(2,077)	—	—	—	—
Loss on limited partnership investments	1,689	134	315	1,028	620
Adjusted noninterest income	23,465	27,001	20,317	24,562	18,383

Adjusted total revenue	$81,100	$85,924	$81,643	$83,524	$76,881

Efficiency ratio	62.17%	63.01%	61.01%	59.85%	63.77%

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share data)	2026	2025	2025	2025	2025
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$558,954	$565,499	$584,001	$573,705	$571,437
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(7,927)	(7,927)	(7,927)	(7,927)	(7,927)
Other intangible assets, net	(8,159)	(8,876)	(9,619)	(10,362)	(11,189)
Tangible common equity	$432,320	$438,148	$455,907	$444,868	$441,773

Total Assets to Tangible Assets:
Total assets—GAAP	$6,547,963	$6,513,420	$6,911,515	$7,107,878	$7,284,804
Adjustments:
Goodwill	(7,927)	(7,927)	(7,927)	(7,927)	(7,927)
Other intangible assets, net	(8,159)	(8,876)	(9,619)	(10,362)	(11,189)
Tangible assets	$6,531,877	$6,496,617	$6,893,969	$7,089,589	$7,265,688

Common Shares Outstanding	20,813,975	21,169,854	21,543,557	21,515,138	21,503,036

Tangible Common Equity to Tangible Assets	6.62%	6.74%	6.61%	6.27%	6.08%
Tangible Book Value Per Share	$20.77	$20.70	$21.16	$20.68	$20.54